UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
June 16, 2006

TEDA TRAVEL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30264	11-3177042
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

Suite 2102 Chinachem Century Tower, 178 Gloucester Road,
Wanchai, Hong Kong
(Address of Principal Executive Offices)		(Zip Code)

(852) 2833-2186
Registrant's Telephone Number, Including Area Code

_________________________________________________________________________________
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01. Completion of Acquisition of Disposition of Assets

Item 3.02. Unregistered Sales of Equity Securities

On June 16, 2006, TEDA Travel Group Inc. (the "Company") consummated the acquisition of a majority interest of Guangdong Tianma International Travel Co., Ltd. (“Tianma”), a travel agency headquartered in the Guangdong province of the Peoples’ Republic of China (PRC) from Mr. Youwei Zheng (the “Seller”), pursuant to an agreement dated May 30, 2006.  The Company paid the Seller HK$6.5 million in cash (which was approximately US$812,000 as of June 16, 2006) and issued to him 362,500 shares of the Company’s common stock in exchange for 55% of the shares of capital stock of Tianma.  The cash portion of the purchase price was paid from working capital of the Company.  The shares of Company common stock issued to the Seller were not registered with the SEC and are restricted securities.  The issuance of such shares was made subject to an exemption from registration with the SEC provided by Section 4(2) of the Securities Act of 1933, as amended.   Financial information about Tianma and pro forma financial information will be filed by amendment to this Form 8-K.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

TEDA TRAVEL GROUP, INC.

Date: June 18, 2006	By:	/s/ Godfrey Chin Tong Hui
Godfrey Chin Tong Hui
Chief Executive Officer